Exhibit 10.13

LUXOFT HOLDING, INC. STOCK PLAN

(Effective as of June 14, 2012)

1.                                      Background and Purpose.

The purpose of this Luxoft Holding, Inc. Stock Plan (the “Plan”) is to encourage certain directors, officers, employees and consultants (including prospective directors, officers, employees and consultants) of Luxoft Holding, Inc., a British Virgin Islands company (together with any successor thereto, the “Company”) and its Affiliates to acquire a proprietary interest in the Company’s growth and performance, to generate an increased incentive to contribute to the Compapy’s future success and to enhance the ability of the Company and its Affiliates to attract and retain qualified individuals. Capitalized terms not defined where used in the Plan shall have the meanings given to them in Section 10.

2.                                      Administration.

2.1                               Authority. . The Board, the SOP Committee designated by the Board or another authorized delegate of the Board (the “Administrator”) shall administer the Plan in accordance with its terms.

2.2                               Authority of Administrator.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Administrator by the Plan, the Administrator shall have sole and plenary authority to administer the Plan including, but not limited to, the authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Awards; (v) determine the vesting schedules of Awards; (vi) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) interpret, administer, reconcile any inconsistency in, correct any default in and supply any omission in, the Plan and any instrument or agreement relating to, or Award Agreement made under, the Plan; (viii) appoint such agents as it deems appropriate for the proper administration of the Plan; (ix) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; (x) amend an outstanding Award or grant a replacement Award for an Award previously granted under the Plan; and (xi) make any other determination and take any other action that it deems necessary or desirable for the administration of the Plan.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole and plenary discretion of the Administrator, and may be made at any time, and any actions of the Administrator with respect to the Plan or any Award shall be final, conclusive and binding upon all persons, including the

Company, any Affiliate, any Participant, any holder or beneficiary of any Award and any shareholder.

2.3                               Indemnification.  No member of the Board, the Administrator or any employee of the Company (each such person, a “Covered Person”) shall be liable for any action taken, or omitted to be taken, or any determination made in good faith with respect to the Plan or any Award hereunder.  In the exercise of authority under the Plan, each Covered Person shall be entitled in good faith to rely or act upon any report or other information furnished to him by any officer or other employee of the Company (or any Affiliate), the Company’s independent certified public accountants, or any consultant, legal counsel or other professional retained by the Company to assist in the administration of the Plan.  No Covered Person shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the administration of the Plan, and each such person shall, to the extent permitted by law, be fully in emnified and protected by the Company with respect to any such action, determination or interpretation.  Notwithstanding the foregoing, however, nothing in this Section 2.3 shall be interpreted to require the Company to indemnify any employee of the Company as a result of any action taken by such individual acting in the capacity of a Participant.

2.4                               Number of Shares.  Subject to adjustment as provided in Section 5, the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 4,000 Shares.  If any Award granted under the Plan is forfeited, expires, terminates or is canceled without delivery of Shares, then the Shares covered by such forfeited, expired, terminated or canceled Award shall again become available to be delivered pursuant to Awards under the Plan.  If any unissued Shares are retained by the Company upon exercise, vesting or settlement of an Award, -or Shares owned by a Participant are surrendered or tendered to the Company in payment of the Exercise Price of an Award or any taxes required to be withheld in respect of Award, the unissued or retained Shares shall again become available for future grant under the Plan.

3.                                      Participation.

Any director, officer, employee or consultant (including any prospective director, officer, employee or consultant) of the Company or any of its Affiliates, and such other individuals who,  in the judgment and subject to the approval of the Board,  significantly contribute to the success of the Company and its Affiliates, shall be eligible to be designated as a Participant.

4.                                      Awards.

4.1                               Awards.  Awards may be made under the Plan in the form of Options (Incentive Stock Options and Nonqualified Stock Options) and Restricted Shares.  Awards may be granted in tandem with other Awards.  No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is ineligible to receive an Incentive Stock Option under the Code. Each Award hereunder shall be evidenced by an Award Agreement (sample forms of which are attached hereto as Exhibits), which shall be delivered to, and executed by, the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

4.2                               Options.  (a)  Grant.  Subject to the provisions of the Plan,  the Administrator shall have sole and plenary authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option will be an Incentive Stock Option or a Nonqualified Stock Option and the conditions and limitations applicable to the vesting and exercise of the Option.  In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code (or such successor Section of the Code) and, any regulations related thereto, as may be amended from time to time.  All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option.  If an Option is intended to be an Inceptive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non qualification,  such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Nonqualified Stock Options.  To the extent that the aggregate Fair Market Value (as determined on the date of grant) of Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under both the terms of the Plan and all other plans of the Company and its subsidiaries which provide for the grant of Incentive Stock Options) exceeds $100,000,  such Options shall automatically be treated as Nonqualified Stock Options.

(b)  Exercise Price.  Except as otherwise established by the Administrator at the time an Option is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by an Option shall be not less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided,  however,  that the Exercise Price of each Share covered by an Incentive Stock Option in any event must not be less than 100% of the Fair Market Value of such Share (determined as of the date the Option is granted); provided further that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the per Share Exercise Price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

(c)  Vesting and Exercise.  Each Option shall be vested and exercisable at such times, in such manner and subject to such terms and conditions as the Administrator may, in its sole and plenary discretion, specify in the applicable Award Agreement or thereafter.  Except as otherwise specified by the Administrator in the applicable Award Agreement,  an Option may only be exercised to the extent that it has already vested at the time of exercise.  Except as otherwise specified by the Administrator in the applicable Award Agreement,  and except as otherwise may be approved by the Board,  Options shall become vested and exercisable with respect to 25% of the Shares subject to such Options at the end of the first year of the date of the grant and the remaining 75% of the Shares subject to such Option shall become vested and exercisable in equal amounts at the end of each month following the first anniversary of the date of grant for the following three (3) years.  An Option shall be deemed to be exercised when written or electronic notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment pursuant to subsection (d) of this Section 4.2 for the Shares with respect to which the Award is exercised has been received by the Company.  Exercise of an Option in any manner shall result in a decrease in, by the number of Shares as to which the Option is exercised, the number of Shares that thereafter may be available for sale under the Option and the number of Shares that may be available for purposes of the Plan.  The Administrator may impose such conditions with respect to the exercise of Options, including, without limitation, any relating to the application of federal or state securities laws, as the Administrator may deem necessary or advisable.

(d)  Payment.  (i)  No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company, and the Participant has paid to the Company an amount equal to any federal, state, local and foreign .income and employment taxes required to be withheld.  Such payments may be made in cash (or its equivalent) or, in the Administrator’s sole and plenary discretion; (1) by surrendering Shares owned by the Participant (which are not the subject of any pledge or other security interest) and valued at their Fair Market Value on the date of surrender; (2) by withholding Shares that would otherwise be received by the Participant upon exercise of the Option and valued at their Fair Market value on the date of withholding; or (3) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Administrator, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is equal to such aggregate Exercise Price and the amount of any federal, state, local or foreign income or employment taxes required to be withheld. The maximum number of Shares that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of Shares pursuant to such Award, as applicable, cannot exceed such number of Shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of Shares.

(ii)  Wherever in the Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Administrator, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(e) Expiration. Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (i) the tenth anniversary of the date the Option is granted; and (ii) (x) ninety (90) days after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates for any reason other than the Participant’s death or the

Participant’s separation from service for Cause, (y) six (6) months after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates by reason of the Participant’s death, or (z) thirty (30) days after the date the Participant who is holding the Option ceases to be a director, officer, employee or consultant of the Company or one of its Affiliates by reason of the Participant’s separation from service for Cause.  In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted; provided, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, such Option shall not be exercisable after the fifth anniversary of the date such Option is granted.

4.3                               Restricted Shares.  (a)  Grant.  Subject to the provisions of the Plan, the Administrator shall have sole and plenary authority to determine the Participants to whom Restricted Shares shall be granted, the number of Restricted Shares to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares may vest or may be forfeited to the Company and the other terms and conditions of such Awards.

(b)                                 Transfer Restrictions.  Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered except as provided in the Plan or as may be provided in the applicable Award Agreement; provided, however, that the Administrator may in its discretion determine that Restricted Shares may be transferred by the Participant.  Certificates issued in respect of Restricted Shares may be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company or such other custodian as may be designated by the Administrator or the Company, and shall be held by the Company or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Shares lapse. In the alternative, in the sole discretion of the Administrator or the Company, record of the Restricted Shares may be made in book entry form, with no certificates issued.  Upon the lapse of the restrictions applicable to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates of Shares to the Participant or the Participant’s legal representative, or shall cause any restrictions noted on the book entry for the Restricted Shares to be eliminated.

4.4                               Issuance.  Shares may be evidenced in such manner as the Administrator shall determine.  If certificates representing Shares are registered in the name of the applicable Participant, such certificates must bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Shares, and the Company may,  at its discretion, retain physical possession of such certificates until such time as all applicable restrictions lapse. Issuance of Shares under the Plan may, as the Board or the Administrator shall determine, in its sole discretion, be made from authorized but unissued Shares or from treasury Shares.

5.                                      Adjustments.

The Administrator in its discretion shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events including,  without limitation,  the occurrence of a Change of Control or merger, consolidation, combination, exchange of shares, reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split in which the outstanding number of Shares held by the Company as a whole is increased, decreased, changed into or exchanged for a different number or kind of shares or securities affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate,  or of changes in applicable rules,  rulings, regulations or other requirements of any governmental body, accounting principles or law whenever the Administrator, in its sole and plenary discretion, determines that such adjustments are appropriate or desirable, including, without limitation, by providing for: (i) a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; (ii) a cash payment to the holder of an Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option, a cash payment to the holder of such Option in consideration for the cancellation of such Option in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Administrator) of the Shares subject to such Option over the aggregate Exercise Price of such Option; or (iii) cancellation and termination of any Option having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option without any payment or consideration therefor; provided, however, that the Administrator shall take no action under this Section 5 which would cause an Award under the Plan to fail to be either exempt from Code Section 409A or in compliance with Code Section 409A.

6.                                      Effect of Certain Events on Awards.

6.1                               Effect of Change of Control on Awards.  Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of the Plan (unless provision is made in connection with the Change of Control for (a) assumption of Awards previously granted or (b) substitution for such Awards of new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code) with appropriate adjustments as to the number and kinds of shares and the Exercise Prices, if applicable), effective immediately prior to such Change of Control: (i) in the event that the Participant does not remain in the employ of the Company or its successor entity following such Change of Control, then any outstanding Options then held by such Participant that are not exercisable or otherwise not fully vested shall automatically be deemed exercisable or otherwise fully vested, as applicable; and (ii) in the event that the Participant does not remain in the employ of the Company or its successor entity following such Change of Control, then all Restricted Shares then held by such Participant that are not exercisable, not fully vested or still subject to restrictions or forfeiture, shall automatically be deemed exercisable and fully vested, and all related restrictions and forfeiture provisions shall lapse.

6.2                               Compliance with Shareholders Agreement.  The Participant may sell or otherwise dispose the Shares granted to him under this Plan only in compliance with the requirements of the Articles, the applicable securities laws, this Plan and the relevant Award Agreement, including without limitation in compliance with the rights of the Company’s shareholders party to the Shareholders Agreement, which are set forth in Addendum 1 to this

Plan. These rights described in Addendum 1 to this Plan shall terminate automatically on the Date of the IPO.

7.                                      Amendment and Termination.

7.1                               Amendment and Termination of the Plan.  Subject to any applicable law, the Administrator or the Board may amend, modify or terminate the Plan in whole or in part at any time; provided, however, that such amendment, modification or termination shall not affect adversely the rights of any Participant to whom any Award shall thereto or have be granted under the Plan, without the written consent of such affected Participant.

7.2                               Amendment and Termination of Awards.

(a)                                 In the event a Participant is terminated for Cause, the Administrator shall take, in the Administrator’s sole discretion, one of the following courses of action against such Participant:

(i)                                          Permit the Participant to retain all Awards granted to such Participant as of the date of termination for Cause but deny Participant any future right to Shares including, but not limited to, the right to exercise Options which have become vested but which Participant has not exercised as of the date of termination for Cause; or

(ii)                                  Exercise the Company’s right to Buy Back all Restricted Shares granted to Participant as of the moment of termination for Cause and deny such Participant any future right to Restricted Shares.

(b)                                 Notwithstanding the foregoing,  the Administrator may waive any conditions or rights under,  amend any terms of,  or alter,  suspend, discontinue,  cancel or terminate any Award thereto for granted, prospectively or retroactively; provided, however, that, except as set forth in the Plan, unless otherwise provided by the Administrator in the applicable Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair the rights of any Participant or any holder or beneficiary of any Award thereto for granted shall not to that extent be effective without the written consent of the applicable Participant, holder or beneficiary.

8.                                      General Provisions.

8.1                               Nontransferability. Except as otherwise specified in the applicable Award Agreement, during the Participant’s lifetime each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant, or, if permissible under applicable law, by the Participant’s legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate;  provided that (i) the designation of a beneficiary shall not constitute an assignment,  alienation,  pledge,  attachment, sale, transfer or encumbrance,  and (ii) the Administrator may permit further transferability,  on a general or specific basis,  and may impose conditions and limitations on any permitted transferability; provided, however, that Incentive Stock Options granted under the Plan shall not be transferable in any way that would violate Section 1.422-2(a)(2)  of the Treasury Regulations. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

8.2                               Rights as Shareholder.  A Participant shall hold such voting rights as are applicable to any Shares issued to the Participant pursuant to the Plan or applicable Award Agreement.  Participants shall have the right to receive dividends on any Shares issued pursuant to the Plan.

8.3                               No Rights to Awards.  No Participant or other person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Administrator’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated.

8.4                               No Right to Employment or Retention.  The grant of an Award shall not be construed as giving a Participant the right to be retained as a director, officer, employee or consultant of or to the Company or any Affiliate.  Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan.

8.5                               Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any applicable Award Agreement shall be determined in accordance with the laws of the State of New York, without giving effect to the conflict of laws provisions thereof.

8.6                               Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator,  such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator,  materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

8.7                               No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate, on one hand, and a Participant or any other person, on the other hand. To the extent that any person acquires a right to receive payments from the Company or any

Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or such Affiliate.

8.8                               Headings; Gender; Number.  Headings are given to the Sections and subsections of the Plan or any Award Agreement thereunder solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.  Wherever appropriate, the use of the masculine gender shall be extended to include the feminine or neuter or vice versa; and the singular shall be extended to include the plural; and the plural shall be restricted to mean the singular.

8.9                               Disqualifying Disposition.  If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b)  of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten (10) days of such disposition, as provided in the applicable Award Agreement.

8.10                        Code Section 409A.  Awards under the Plan are intended to be either exempt from Code Section 409A or in compliance with Code Section 409A, and the Plan shall be so administered and interpreted. In that regard, any Option with an exercise price of less than the Fair Market Value of the subject shares on the grant date or that are otherwise subject to Code Section 409A will be issued pursuant to an Award Agreement that complies with Code Section 409A.  Any Award, other than an Option, which does not meet the requirements for a “short-term deferral” under Section 1.409A-1(b)(4) of the Treasury Regulations or is otherwise not exempt from Section 409A will also be issued pursuant to an Award Agreement that complies with Section 409A.  The Administrator shall take no action under the Plan that would cause an Award under the Plan to fail to be either exempt from Code Section 409A or in compliance with Code Section 409A.  Notwithstanding the foregoing, Participants are solely responsible for the tax consequences to them of Awards under the Plan, including any tax consequences under Code Section 409A.  Notwithstanding any other provision of this Plan or Award Agreement to the contrary, if a Participant is a “specified employee” (within the meaning of Code Section 409A) of the Company (or any controlled group member or trade or business under common control within the meaning of Code Section 414) and the Company or such controlled group member or trade or business has stock which is publicly traded on an established securities market or otherwise, payments under the Plan shall not be made to the Participant before the date that is six (6) months after the Participant’s separation from service (or, if earlier than the end of the six-month period, the date of the Participant’s death).

9.                                      Term of the Plan.

The Plan shall become effective upon the date it is adopted by the Board (the “Effective Date”), subject to subsequent approval of the Plan by a majority of the total votes eligible to be cast at a meeting of stockholders of the Corporation, which vote shall be taken within twelve (12) months of adoption of the Plan by the Board; provided, however, that options may be granted under the Plan prior to obtaining stockholder approval of the Plan so long as such options are contingent upon such stockholder approval being obtained and may not be exercised prior to such approval.  The Plan shall continue in effect for a term often (10) years from the Effective Date unless earlier terminated by the Board.

10.                               Definitions.

As used herein, the following terms shall have the meanings set forth below:

“Acceptable Termination Grounds” shall mean the grounds for termination of the Participant’s participation in the Plan that are not included in the category of Non-Acceptable Termination Grounds hereunder, and that do not affect the Participant’s entitlement to Awards hereunder. Such grounds may include (i) termination of the employment with the Participant by a company within the Group by reason of mutual consent; (ii) disability rendering the Participant incapable of performing his or her job responsibilities, as confirmed by a medical professional in a written report issued in accordance with the applicable legislation; (iii) death of the Participant; (iv) determination by a court that a Participant is missing or is deceased; and (v) other grounds as determined by the Administrator.

“Administrator” shall have the meaning specified in Section 2.1.

“Affiliate” shall mean any entity that, directly or indirectly, is controlled by, controls, or is under common control with, the Company.

“Articles” shall mean the Memorandum and Articles of Association of the Company, as the same may be amended from time to time.

“Award” shall mean any award that is permitted under Section 4 and granted under the Plan.

“Award Agreement” shall mean the written agreement, contract or other instrument evidencing the terms and provisions applicable to the purchase Shares under the Plan.

“Board” shall mean the Board of Directors of the Company.

“Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in the State of New York, USA, and in the British Virgin Islands.

“Buy Back” shall mean the Administrator’s right to deem all Restricted Shares held by a Participant on the date such Participant is terminated for Cause for sale at a Nominal Value by way of a notice (“Buy Back Notice”) to the Company and the Company’s subsequent purchase of all such Shares.  Upon issuance of a Buy Back Notice, the Participant terminated for Cause may no longer transfer any Restricted Shares and any transfer notice previously issued or deemed issued to such Participant in relation to the Participant’s Restricted Shares shall immediately be cancelled (unless all the Shares subject to it have already been sold) and no further transfer notice shall be issued or deemed to be issued in respect of such Restricted Shares. The Participant holding the Restricted Shares subject to the Buy Back Notice shall not be entitled to receive notice of, attend or vote at any general meeting of the Company or meeting of the holders of Restricted Shares of the same class and such Restricted Shares shall not be counted in determining the total number of votes which may be cast at any such meeting or for the purposes of a written resolution of any members or class of members.  If such Participant fails to transfer any Restricted Shares subject to a Buy Back Notice when required pursuant to section 7.2(a) of this Plan, the Administrator may authorize any person (who shall be deemed to be the attorney of such Participant for that purpose) to execute any certificates, documents and instruments necessary to transfer such Restricted Shares and deliver all such certificates, documents and instruments to the Company on the Participant’s behalf.  Completion of the sale and purchase of the Restricted Shares shall take place within ninety (90) days of the Company’s receipt of the Buy Back Notice.

“Cause” shall have the meaning given in any employment or other agreement then in ·existence between the Participant and the Company or one of its Affiliates, or if not so defined, or the Participant has no such agreement, shall mean (i) any material act of fraud or dishonesty by the Participant involving the Company or an Affiliate or directly related to the Company or an Affiliate; (ii) the material breach of any provision of the applicable Award Agreement by the Participant; (iii)  willful failure by the Participant to comply with the reasonable directions, decisions or policies of the Board or the Board of Directors of an Affiliate that results in material harm to the Company or an Affiliate; (iv) the conviction or plea of guilty or nolo contendere of the Participant with respect to any felony; or (iv) any Unacceptable Termination Ground. For the purposes of the application of subsections (ii), (iii) and (iv) above, the Company shall provide the Participant written notice of such breach or failure, and the Participant shall have a ten (10) day period from the receipt of such notice (the “cure period”) in which to cure such breach or failure; provided, however, that if such breach or failure is not reasonably capable of being cured during such ten (10) day period, but can reasonably be cured in a period not to exceed thirty (30) days, then the Participant shall be given such period in which to cure such breach or failure.  If, by the expiration of the cure period, the Participant has not fully cured such breach or failure, then the separation from service resulting from such breach or failure shall be deemed to be for “Cause.”

“Change of Control” shall mean the first of the following events to occur:

(i)                                     the consummation of a merger or consolidation to which the Company is a party if the merger or consolidation would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) less than 50% of the combined voting power of the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

(ii)                                  the direct or indirect beneficial ownership of the Company representing in the aggregate 50% or more of the total combined voting power of the Company’s then issued and outstanding securities is acquired by any person or entity, or group of associated persons or entities acting in concert; provided, however, that for purposes hereof, the following acquisitions shall not constitute a Change of Control: (a)  any acquisition by the Company, (b)  any acquisition by any employee benefit plan (or related trust or fiduciary) sponsored or maintained by the Company or any Affiliate, (c) any acquisition by a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of securities of the Company, and (d) any acquisition in connection with a merger or consolidation which, pursuant to paragraph (i) above, does not constitute a Change of Control;

(iii)                                  the consummation of a transaction for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

(iv)                              the stockholders of the Company approve any plan or proposal for the liquidation of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Company” shall have the meaning specified in Section 1.

“Covered Person” shall have the meaning specified in Section 2.3.

“Date of the IPO” shall mean the date on which the IPO is consummated by the Company.

“Effective Date” shall have the meaning specified in Section 9.

“Employment Agreement” shall mean an employment agreement or similar contract between the Participant and any company within the Group.

“Exercise Price”  shall mean the price specified in the applicable Award Agreement as the price-per-Share at which Shares may be purchased pursuant to such Option.

“Fair Market Value” shall mean the fair market value as determined in good faith by the Administrator in such a manner as to comply with Code Section 409A.

“Group” or a company within the Group” shall mean the Company, any of its subsidiaries, Affiliates or associated companies.

“Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 4 and is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

“IPO” shall mean an initial public offering of the Shares or other capital stock of the Company or any other one or a series of transactions on the United States capital markets or similar transaction(s) in any jurisdiction outside the United States, or otherwise, as a result of which the Company’s Shares or other capital stock becomes publicly traded.

“Material Damage” shall mean either of the following actions taken by the Participant with regard to the Company or an Affiliate: (i) making a decision while performing job responsibilities resulting in material damage to the Company or an Affiliate in an amount exceeding $200,000; or (ii) taking any action or inaction while performing job responsibilities resulting in material damage to the Company or an Affiliate in an amount exceeding $200,000.

“Nominal Value” shall mean the nominal value of each registered Share of the Company as set out in the Memorandum and Articles of Association of the Company.

‘‘Non-Compete Agreement” shall mean the Non-Compete Agreement concluded between the relevant company within the Group and the Participant.

“Non-Disclosure Agreement” shall mean the Non-Disclosure Agreement concluded between the relevant company within the Group and the Participant.

“Nonqualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 4 and is not an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

“Participant” shall mean any director, officer, employee or consultant (including any prospective director, officer, employee or consultant), or other individual who, in the judgment and subject to the approval of the Board, significantly contributes to the success of the Company and its Affiliates, who is eligible for an Award under Section 3 and to whom an Award is granted pursuant to the Plan.

“Plan” shall have the meaning specified in Section 1.

“Restricted Share” means a Share delivered under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

“Share” shall mean a registered ordinary share with no par value in the capital of the Company.

“Shareholders Agreement” shall mean that certain Shareholders Agreement dated 10 April 2009 among the Company and its shareholders party thereto, as amended and supplemented to date.

“SOP Committee” shall mean an authorized body of the Company, specifically appointed for the purposes of administration of this Plan (in particular, to adopt any decisions regarding new Participants, for assessment of the particular reasons and grounds for termination of participation in the Plan by a Participant as being Unacceptable Termination Grounds, etc.), as stated in the Unanimous Written Consent of the Directors of the Company dated March 25, 2010.

“Unacceptable Termination Grounds” shall mean any reasonable grounds for termination of the Participant’s participation in the Plan for any reason related to the Participant’s action or inaction resulting in an adverse impact on the Group, as determined by the Administrator with regard to the Participant, including without limitation:

(i)                                     Participant becoming a shareholder personally or through third parties in the share capital of a competitor of the Group by acquiring 3% of the equity interests in the capital 9f such competitor;

(ii) Participant entering into an employment agreement or a contract with a competitor of the Group with regard to rendering (either personally or through a representative of the Participant) of services and/or performing work for such competitor of the Group; or assignment of rights and obligations under such employment agreement or contract from a third party to the Participant within one (1) year following the date of termination of the Employment Agreement between the Participant and the relevant company within the Group;

(iii)                               violation by the Participant of the conditions of the Non-Compete Agreement between the Participant and the relevant company within the Group;

(iv)                              if the Participant has caused a Material Damage to any company within the Group; and

(v)                                 the Participant has elected to terminate his or her Employment Agreement with any company within the Group and has failed to transition his or her job responsibilities in the manner satisfactory to the employing company within the Group.

[Signatures follow]

IN WITNESS WHEREOF, the Board, by its duly authorized signatory, has adopted this Plan on June 14, 2012, effective as of the same date.

LUXOFT HOLDING, INC.

By:	/s/ Glen Granovsky

Name:	Glen Granovsky
Title:	Director

Addendum 1

REQUIREMENTS APPLICABLE TO TRANSFER OF THE SHARES IN
COMPLIANCE WITH THE PRE-EMPTIVE RIGHTS OF THE COMPANY’S
SHAREHOLDERSUNDERTHESHAREHOLDERSAGREEMENT

DEFINITIONS AND INTERPRETATION

The following words and expressions mentioned in this Addendum shall have, where the context so admits, the following meanings:

Articles: the articles of association of the Company as amended from time to time.

Director: any director of the Company.

Encumbrance: any mortgage, charge, pledge, lien, restriction, assignment, hypothecation, security interest, title retention or any other agreement or arrangement the effect of which is the creation of security, or any other interest, equity or other right of any person (including any right to acquire, option, right of first refusal or right of pre-emption), or any agreement or arrangement to create any of the same.

SECTION 1

1.1.                            General prohibition

The Participant is entitled to do, or agree to do, any of the following only in compliance with the procedure set out in this Addendum, or agreed by the other shareholders of the Company in writing:

a)  Sell, transfer or otherwise dispose of, any of his or her Shares or any interest in any of his or her Shares;

b)  Encumber any of his or her Shares or any interest in any of his or her Shares;

c)  Enter into any agreement or arrangement in respect of the votes or other rights attached to any of his or her Shares;

d)  Enter into any agreement or arrangement to do any of the foregoing.

1.2.                            Transfer to third parties

The Participant (hereinafter, the “Selling Participant”) may transfer his Shares to a third party only if it receives an offer from such third party (hereinafter, the “Offer”) which:

(a) Is a bona fide offer in writing;

(b) Is from a third party which has its own financial resources to meet its obligations under the Offer or has a legally binding commitment from a lender for financing of the Share transfer in accordance with the terms of the transfer;

(c) Is irrevocable during the period of the Offer, which cannot be less than 40 (forty) days;

(d) Is governed by English law;

(e) Is for cash consideration only; and

(f) Contains all material terms and conditions (including the price and the intended completion date of the Offer);

And in circumstances in which the Participant complies with the remaining provisions of this Addendum.

1.3.                            Notice of offers

If a Selling Participant receives an Offer which he wishes to accept, he must immediately give written notice to the shareholders of the Company (the hereinafter, the “Remaining Shareholders”).  This notice shall contain the details of the proposed purchaser, number of the Shares and the purchase price for the Shares (hereinafter, the “Transfer Notice”), as well as an offer to sell those Shares which are subject to the Offer to the Remaining Shareholder(s) at the same cash price as set out in the Offer and on terms which are no less favorable than those contained in the Offer. The Transfer Notice shall also contain full details of all other terms and conditions of the Offer.

1.4.                            Options of Remaining Shareholders

Once the Remaining Shareholder has (ve) received a Transfer Notice it/they may:

(a)Send a written notice to the Selling Participant within 30 (thirty) calendar days accepting the offer set out in the Transfer Notice;

(b)Send a written notice to the Selling Participant within 30 (thirty) calendar days declining the offer set out in the Transfer Notice;

(c)Not reply to the Transfer Notice within 30 (thirty) calendar days or reply in a manner other than as specified in points (a), (b) of this clause. In those cases the Remaining Shareholder(s) shall be deemed not to have accepted the offer set out in the Transfer Notice.

1.5.                            Consequences of Transfer Notice

(a)If the offer set out in the Transfer Notice is accepted, the Selling Participant must sell his Shares to the Remaining Shareholders.

(b)If the offer set out in the Transfer Notice is not accepted, or deemed not to be accepted,

the Selling Participant may accept the Offer and sell his Shares on the terms and conditions of the Offer.

1.6.                            Completion of transfer

The sale of the Shares pursuant to this Addendum #1 shall be made on the following terms:

(a) Completion of the transfer of the Shares shall take place 7 (seven) Business Days after the date of expiry of 30 (thirty) calendar days period from the Transfer Notice receipt or any later date according to the Offer (hereinafter, the “Transfer Date”) and at such reasonable time and place as the shareholders agree or, failing which, at noon at the registered office of the Company;

(b)the Selling Participant and, if relevant, the Remaining Shareholder  (s) must deliver to the purchaser in respect of the Shares which it/they is/are selling on or before the Transfer Date:

i.                       duly executed share transfer forms;

11.                 the relevant share certificates; and

111.            a power of attorney in such form and in favor of such person as the purchaser may nominate to enable the purchaser to exercise all rights of ownership in respect of the Shares to be sold including voting rights;

(c)  the purchaser must pay the total consideration due for the Shares to the Selling Participant and, if relevant, the Remaining Shareholder(s) by the same day transfer of funds to the bank account(s) notified to it for the purpose on the Transfer Date;

(d)  if relevant, completion of the sale of the Shares of the Selling Pat1icipant and the Remaining Shareholders must take place simultaneously; and

(e)  in accordance with the provisions of Section 2 of this Addendum.

1.7.                        The provisions of paragraphs 1.1. to 1.6. shall not apply to transfers of any Shares by the Participant to third parties after the Date of the IPO.

1.8.                            Failure to complete sale

(a)   If the Selling Participant and/or, if relevant, the Remaining Shareholder(s)  fail(s)  or refuse(s)  to comply with his/their obligations under this Addendum, the Company may  authorize a person to execute and deliver the necessary transfer on his/their behalf.  The Company may receive the purchase money in trust for the Selling Participant  and/or, if relevant, to the Remaining Shareholder(s) and cause the purchaser to be registered as the holder of the Shares being sold.  The receipt of the Company for the purchase money shall be a good discharge to the purchaser (who shall not be bound to see to the application of those moneys). After the purchaser has

Been registered as holder of the Shares being sold in purported exercise of these powers, the validity of the proceedings shall not be questioned by any person.

(b)  If a Selling Participant fails or refuses to transfer any Shares in accordance with this Addendum, the other shareholder(s) may serve a default notice. At the end of the period of 5 (five) Business Days from the date of service of such a default notice (unless the non-compliance has previously been remedied to the reasonable satisfaction of the other shareholder), the defaulting Participant shall not be entitled to exercise any of his/their rights in relation to this Award Agreement and the Articles. The directors appointed by the defaulting Participant (or his predecessor(s) in title) shall not:

1.              Be entitled to vote at any Board meetings;

ii.               Be required to attend any meeting of Directors in order to constitute a quorum; or

m.          Be entitled to receive or request any information from the Company.

1.9.                            General

The Participants shall keep the Company informed, at all times, and on the issue and contents of any notice served pursuant to this Addendum and any election or acceptance relating to those notices.

SECTION 2: SHARE TRANSFER PROVISIONS

2.1. Any sale and/or transfer of Shares by the Participant received thereby pursuant to the Plan shall be on terms that those Shares:

•             are transferred with full legal and beneficial title free from all Encumbrances; and

•             are transferred with the benefit of all rights attaching to them as at the date of the agreement to sell or transfer the Shares, as appropriate but without the benefit of any other warranties or representations whatsoever.

2.2. The Directors shall promptly register any transfer of Shares permitted by the Award Agreement and each Participant shall procure that each Director appointed by him shall comply with this obligation.

2.3. The parties shall procure that a transfer of Shares is not approved for registration unless such transfer is in full compliance with the Plan (including without limitation, this Addendum 1) and the Articles of the Company. The Company shall procure that each share certificate for Shares issued by it shall be imprinted with the following legend:

“ANY DISPOSITION, SALE, PLEDGE, MORTGAGE, HYPOTHECATION OR OTHER TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE TERMS AND CONDITIONS OF THE LUXOFT HOLDING,

INC. STOCK PLAN.  THE .SHARES REPRESENTED BY THIS CERTIIFCATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THESE SHARES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.”

2.4. Each party shall do all things and carry out all acts which are reasonably necessary to effect the transfer of the Shares in accordance with the terms of the Award Agreement in a timely fashion.

2.5. On ceasing to be a shareholder, the Participant must use reasonable endeavors to hand over to the Company, save to the extent required by law, material correspondence, budgets, business plans, schedules, documents and records relating to the business held by him or any third party which has acquired such matter through that Participant and shall not keep any copies.

2.6. Upon a transfer of all the Shares held by the Participant

•            the continuing shareholder shall procure that all loans, borrowings and indebtedness in the nature of-borrowings outstanding owed by the Company to the transferring Participant (together with any accrued interest) are either assigned to the continuing shareholder for such value as may be agreed between the transferring Participant and the continuing shareholder, or failing agreement with the continuing shareholder, are repaid by the Company;

•            all loans, borrowings and indebtedness in the nature of borrowings outstanding owed by that transferring Participant to the Company shall be repaid; and

•            the continuing shareholder shall use all reasonable endeavors (but without involving any financial obligation on its part) to procure the release of any guarantees, indemnities, security or other comfort given by the transferring Participant to or in respect of the Company or its business.

2.7. Any assumption of the obligation of the transferring Participant by the continuing shareholder(s) is without prejudice to the right of the continuing shareholder and/or the Company to claim from the transferring Participant in respect of liabilities arising prior to the completion date of the transfer of Shares.

2.8. If a Participant ceases to be a shareholder it shall immediately upon transfer of his Shares procure the resignation of all his appointees to the Board. If the continuing shareholder(s) requests, it shall do all such things and sign all such documents as may otherwise be necessary to procure the resignation or dismissal of such person in a timely manner.

2.9. Those resignations shall take effect without any liabilities on the Company for compensation for loss of office or otherwise except to the extent that the liability arises in relation to a service contract with a Director who was acting in an executive capacity. Any Participant removing a Director appointed by him shall fully indemnify and hold harmless the other shareholder and the Company from and against any claim for unfair or wrongful dismissal arising out of such removal.

Exhibit

[TO BE REVIEWED IF/WHEN GRANTS OF OPTIONS ARE PROPOSED]

LUXOFT HOLDING, INC.

FORM OF INCENTIVE STOCK OPTION AWARD AGREEMENT

OPTION AWARD AGREEMENT UNDER THE LUXOFT HOLDING, INC. STOCK PLAN dated as of June       , 2012 between Luxoft Holding, Inc., a British Virgin Islands company (the “Company”), and [Name of Participant].

This Option Award Agreement (the “Award Agreement”) sets forth the terms and conditions of an award of options to purchase                                         shares (the “Award”) of the ordinary (common) shares no par value in the capital of the Company (the “Shares”), at an exercise price of $                                    per Share (the “Exercise Price”), that are subject to the terms and conditions specified herein (“Options”) and that are granted to you under the Luxoft Holding, Inc. Stock Plan (the “Plan”) (a copy of which is attached hereto).  The Options are intended to qualify as “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended).  Therefore, you are required to satisfy the holding period requirements that apply with respect to the Shares issuable upon exercise of the Options in order to be eligible for the beneficial tax treatment afforded such a grant.  To the extent the requisite holding period requirements are not satisfied, or any of the Options do not otherwise qualify as Incentive Stock Options pursuant to the Internal Revenue Code, the Options shall be deemed to be Nonqualified Stock Options; provided that such Options otherwise comply with the Plan’s  requirements relating to Nonqualified Stock Options.

THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT.  BY SIGNING YOUR NAME BELOW, YOU WILL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AWARD AGREEMENT.

1.              The Plan.  This Award is made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Agreement.  In the event of any conflict between the terms of the Plan and the terms of this Award Agreement, the terms of this Award Agreement shall govern.

2.  Definitions.  Capitalized terms used in this Award Agreement that are not defined in this Award Agreement have the meanings as used or defined in the Plan.  As used in this Award Agreement, the following terms have the meanings set forth below:

“Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in the State of New York, USA, and in the British Virgin Islands.

“Vesting Date” means the date on which your rights with respect to all or a portion of the Options subject to this Award Agreement may become fully vested, and the restrictions set forth in this Award Agreement may lapse, as provided in Section 3(a) of this Award Agreement.

3.                                         Vesting and Exercise.

(a)   Vesting.   On each Vesting Date set forth below, your rights with respect to the number of Options that corresponds to such Vesting Date, as specified in the chart below, shall become vested and may be exercised, provided that you must be employed by the Company or an Affiliate on the relevant Vesting Date in order for your rights with respect to the applicable number of Options to become vested and exercisable.

Vesting Date	Aggregate Percentage Vested	Aggregate Number of Options Vested

(b)   Exercise.  Options, to the extent that they are vested, may be exercised, in whole or in part (but for the purchase of whole Shares only), by delivery to the Company (i) of a written or electronic notice, complying with the applicable procedures established by the Administrator or the Company, stating the number of Shares with respect to which the Options are thereby exercised and (ii) full payment of the aggregate Exercise Price for the Shares with respect to which the Options are thereby exercised in accordance with Section4.2 of the Plan.  The notice shall be signed by you or any other person then entitled to exercise the Options.  Upon exercise and full payment of the Exercise Price for Shares with respect to which the Options are thereby exercised, the Company shall deliver to you or your legal representative one Share for each Option with respect to which you have exercised and paid. Notwithstanding the foregoing, unless the Administrator determines otherwise, unexercised vested Options expire (i) six (6) months after your death, (ii) ninety (90) days after your termination of employment for any reason other than death or Cause, or (iii) thirty (30) days after your termination of employment for Cause (as defined in the Plan); provided that all Options will automatically expire on the tenth anniversary of this Award Agreement; and provided further that if at the time this Award was granted, you owned stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, all Options will automatically expire on the fifth anniversary of this Award Agreement.

4.                                         Forfeiture.  Unless the Administrator determines otherwise, if your rights with respect to any Options awarded to you pursuant to this Award Agreement have not become vested prior to the date on which your employment with the Company and its Affiliates terminates for any reason, your rights with respect to such Options shall immediately terminate, and you will be entitled to no further payments or benefits with respect thereto.

5.                                         Voting Rights; Dividend Equivalents.  Prior to the date on which your rights with respect to an Option have become vested and you exercise your right to purchase Shares, you shall not be entitled to exercise any voting rights with respect to such Option and shall not be entitled to receive dividends or other distributions with respect thereto.

6.                                         Non-Transferability.  Unless otherwise provided by the Administrator in its discretion, Options may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered except as provided in Section 8.1 of the Plan.  Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of an Option in violation of the provisions of this Section 6 and Section 8.1 of the Plan shall be void.

7.                                          Disqualifying Disposition.   If you shall make any disposition of Shares delivered pursuant to the exercise of the Options under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, you shall notify the Company in writing of such disposition within ten days of such disposition.

8.                                         Certain Covenants and Agreements of the Participant.  In consideration of receiving an Award, the Participant hereby covenants and agrees with the Company as follows:

8.1                               Taxation.  This Award Agreement is not a contract of employment and accordingly the Participant shall be fully responsible for any personal income tax to be paid under the applicable legislation and any other liability, deduction, assessment or claim arising from or made in connection with this Award Agreement, where such recovery is not prohibited by applicable law.

8.2                               Employment.  Nothing in this Award Agreement shall render the Participant the Company) employee.  This Award Agreement shall not in any way alter the Participant’s employment status with any company within the Group or guarantee employment for any period of time, and it does not establish or construe any part of employment relations between the Participant and the Company.

8.3                                    Non-Compete.  The Participant agrees and undertakes to the Company that he will not, during the period of his employment with the relevant company within the Group, and for the period of one (1) year following the termination of his employment with the relevant company within the Group, by himself or, through his employees or agents or otherwise and whether directly or indirectly or on his own behalf or on behalf of any person or entity, do any of the activities set out in the Non-Compete Agreement.

9.                                         Termination of this Award Agreement.  This Award Agreement shall terminate in the event of termination of the employment between the relevant company within the Group and the Participant. In this event the termination date of this Award Agreement shall be the last working day of the Participant with the relevant company within the Group. The following provisions of this Award Agreement shall survive termination of this Award Agreement: Sections 4, 8.1 and 13-20.

10.                                  Withholding, Consents and Legends.

(a)  Withholding.  The delivery of Shares pursuant to Section 3(b) of this Award Agreement is conditioned on satisfaction of any applicable withholding taxes in accordance with the Plan.

(b)  Consents. Your rights in respect of the Options are conditioned on the receipt to the full satisfaction of the Administrator of any required consents that the Administrator may determine to be necessary or advisable (including, without limitation, your consenting to the Company’s supplying to any third-party record keeper of the Plan such personal information as the Administrator deems advisable to administer the Plan).

(c)  Legends.  The Company may affix to certificates for Shares issued pursuant to this Award Agreement any legend that the Administrator determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under any applicable securities laws). The Company may advise the applicable transfer agent to place a stop order against any legended Shares.

11.                               Successors and Assigns of the Company. The terms and conditions of this Award .Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

12.                               Administrator Discretion.  The Administrator shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.

13.  Confidentiality. The parties hereto undertake to observe confidentiality in all matters related to this Award Agreement and their performance hereunder.

Confidential information shall be any information transferred or disclosed by any of the Parties to the other in the course of performance of this Award Agreement. This clause shall not apply to information and data which is:

•                  Generally available to the public otherwise than through the default of the Participant;

•                  available or becomes available to one Party on a non-confidential basis from a source other than the other Party,

•                  becomes known to one Party independent of any information furnished by one of the other Parties; or

•                  disclosed pursuant to a legal requirement or by an order of the court.

Confidential information can be stated in letters, notices and other documents, both in physical and electronic forms.

Unless otherwise stipulated in the legislation, the Parties will:

•                  not share, discuss the content, provide copies, publish or disclose in any other form to third parties Confidential information without the prior written consent of the other

Party. The written consent is not required if disclosure to the state authorities authorized to request such information is required by law, on the basis of the duly executed request to provide such information, judicial bodies and representatives of the appropriate Party for the purpose of defending and exercising rights under this Award Agreement (in all abovementioned cases- without notifying the other party);

•                  take all measures and use all legal means for protecting Confidential information and avoiding its unauthorized disclosure;

•                  use Confidential information only for purposes of implementing the Award Agreement;

•                  not disclose to third parties the fact of the transfer or obtaining of Confidential information.

The Participant agrees to keep the existence and terms of this Award Agreement strictly confidential and will not divulge such terms to any person, except for members of his immediate family, and any advisors consulted by the Participant for legal, financial or tax advice in respect of this Award Agreement and/or assistance in ensuring compliance with the terms herein.

14.                               Governing Law.  This Award Agreement shall be interpreted under and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provision’s thereof.

15.                               Notices.  All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three (3) Business Days after they have been mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:	Luxoft Holding, Inc.
24 De Castro Street, Wickhams Cay I
Road Town, Tortola
British Virgin Islands
Attention: Director

If to you:	Your address as reflected in the payroll records of the Company

The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above.

16.                               Headings.  Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision hereof.

17.                               Amendment.  The Administrator may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair your rights under this Award Agreement shall not to that extent be effective without your consent (it being understood, notwithstanding the foregoing proviso, that this Award Agreement and the Options shall be subject to the provisions of Section 7 of the Plan).

18.                               Counterparts.  This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

19.                               Waiver. No failure or delay by any party hereto in exercising any right or remedy provided by law or under or pursuant to this Award Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

20.                               Change of Control.  In the event of a Change of Control (as defined in the Plan), the Options granted to the Participant under this Award Agreement shall be treated as provided in Section 6 of the Plan.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement as of the date first written above.

LUXOFT HOLDING, INC.

By:

[Name of grantee]

Exhibit

[TO BE REVIEWED IF/WHEN GRANTS OF OPTIONS ARE PROPOSED]

LUXOFT HOLDING, INC.

FORM OF NONQUALIFIED STOCK OPTION AWARD AGREEMENT

OPTION AWARD AGREEMENT UNDER THE LUXOFT HOLDING, INC. STOCK PLAN dated as of June      , 2012 between Luxoft Holding, Inc., a British Virgin Islands company (the “Company”), and [Name of Participant].

This Option Award Agreement (the “Award Agreement”) sets forth the terms and conditions of an award of options to purchase                                        shares (the “Award”) of the ordinary (common) shares no par value in the capital of the Company (“Shares”), at an exercise price of $                                      per Share (the “Exercise Price”), that are subject to the terms and conditions specified herein (“Options”) and that are granted to you under the Luxoft Holding, Inc. Stock Plan (the “Plan”) (a copy of which is attached hereto).  The Options are not intended to qualify as “incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended).

THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS AW_RD AGREEMENT.  BY SIGNING YOUR NAME BELOW, YOU WILL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AWARD AGREEMENT.

1.                                      The Plan.  This Award is made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Agreement. In the event of any conflict between the terms of the Plan and the terms of this Award Agreement, the terms of this Award Agreement shall govern.

2.                                      Definitions.  Capitalized terms used in this Award Agreement that are not defined in this Award Agreement have the meanings as used or defined in the Plan.  As used in this Award Agreement, the following terms have the meanings set forth below:

“Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in the State of New York, USA, and in the British Virgin Islands.

“Vesting Date” means the date on which your rights with respect to all or a portion of the Options subject to this Award Agreement may become fully vested, and the restrictions set forth in this Award Agreement may lapse, as provided in Section 3(a) of this Award Agreement.

3.                                      Vesting and Exercise.

(a)   Vesting.  On each Vesting Date set forth below, your rights with respect to the number of Options that corresponds to such Vesting Date, as specified in the chart below, shall become vested and may be exercised, provided that you must be employed by the Company or an Affiliate on the relevant Vesting Date, except as otherwise determined by the Administrator in its sole discretion or as otherwise provided in your employment agreement or other agreement.

Vesting Date	Aggregate Percentage Vested	Aggregate Number of Options Vested

(b)   Exercise.  Options, to the extent that they are vested, may be exercised, in whole or in part (but for the purchase of whole Shares only), by delivery to the Company (i)  of a written or electronic notice, complying with the applicable procedures established by the Administrator or the Company, stating the number of Shares with respect to which the Options are thereby exercised and (ii) full payment of the aggregate Exercise Price for the Shares with respect to which the Options are thereby exercised in accordance with Section 4 of the Plan.  The notice shall be signed by you or any other person then entitled to exercise the Options.  Upon exercise and full payment of the Exercise Price for Shares with respect to which the Options are thereby exercised, the Company shall deliver to you or your legal representative one Share for each Option with respect to which you have exercised and paid.  Notwithstanding the foregoing, unless the Administrator determines otherwise, unexercised vested Options expire (i) six (6) months after your death, (ii) ninety (90) days after your separation from service for any reason other than death or Cause, or (iii) thirty (30) days after your separation from service for Cause (as defined in the Plan); provided that all Options will automatically expire on the tenth anniversary of this Award Agreement.

4.                                      Forfeiture.  Unless the Administrator determines otherwise, if your rights with respect to any Options awarded to you pursuant to this Award Agreement have not become vested prior to the date on which you separate from service from the Company and its Affiliates for any reason, your rights with respect to such Options shall immediately terminate, and you will be entitled to no further payments or benefits with respect thereto.

5.                                      Voting Rights; Dividend Equivalents.  Prior to the date on which your rights with respect to an Option have become vested and you exercise your right to purchase Shares, you shall not be entitled to exercise any voting rights with respect to such Option and shall not be entitled to receive dividends or other distributions with respect thereto.

6.                                      Non-Transferability.  Unless otherwise provided by the Administrator in its discretion, Options may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered except as provided in Section 8.1 of the Plan.  Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of an Option m violation of the provisions of this Section 6 and Section 8.1 of the Plan shall be void.

7.                                         Withholding, Consents and Legends. (a)     Withholding. The delivery of Shares pursuant to Section 3(b) is conditioned on satisfaction of any applicable withholding taxes in accordance with the Plan.

(b)                                 Consents. Your rights in respect of the Options are conditioned on the receipt to the full satisfaction of the Administrator of any required consents that the Administrator may determine to be necessary or advisable (including, without limitation, your consenting to the Company’s supplying to any third-party record keeper of the Plan such personal information as the Administrator deems advisable to administer the Plan).

(c)                                  Legends. The Company may affix to certificates for Shares issued pursuant to this Award Agreement any legend that the Administrator determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under any applicable securities laws). The Company may advise the transfer agent to place a stop order against any legended Shares.

8.                                         Certain Covenants and Agreements of the Participant. In consideration of receiving an Award, the Participant hereby covenants and agrees with the Company as follows:

8.1                                     Taxation. This Award Agreement is not a contract of employment and accordingly the Participant shall be fully responsible for any personal income tax to be paid under the applicable legislation and any other liability, deduction, assessment or claim arising from or made in connection with this Award Agreement, where such recovery is not prohibited by applicable law.

8.2                                     Employment. Nothing in this Award Agreement shall render the Participant the Company’s employee. This Award Agreement shall not in any way alter the Participant’s employment status with any company within the Group or guarantee employment for any period of time, and it does not establish or construe any part of employment relations between the Participant and the Company.

8.3                                     Non-Compete.  The Participant agrees and undertakes to the Company that he will not, during the period of his employment with the relevant company within the Group, and for the period of one (1) year following the termination of his employment with the relevant company within the Group, by himself or, through his employees or agents or otherwise and whether directly or indirectly or on his own behalf or on behalf of any person or entity, do any of the activities set out in the Non-Compete Agreement.

9.                                      Termination of this Award Agreement. This Award Agreement shall terminate in the event of termination of the employment between the relevant company within the Group and the Participant. In this event the termination date of this Award Agreement shall be the last working day of the Participant with the relevant company within the Group. The following provisions of this Award Agreement shall survive termination of this Award Agreement: Sections 4, 8.1 and 12-19.

10.                                  Successors and Assigns of the Company. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

11.                                  Administrator Discretion. The Administrator shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.

12.                                  Confidentiality. The parties hereto undertake to observe confidentiality in all matters related to this Award Agreement and their performance hereunder.

Confidential information shall be any information transferred or disclosed by any of the Parties to the other in the course of performance of this Award Agreement. This clause shall not apply to information and data which is:

•                  generally available to the public otherwise than through the default of the Participant;

•                  available or becomes available to one Party on a non-confidential basis from a source other than the other Party,

•                  becomes known to one Party independent of any information furnished by one of the other Parties; or

•                  disclosed pursuant to a legal requirement or by an order of the court.

Confidential information can be stated in letters, notices and other documents, both in physical and electronic forms.

Unless otherwise stipulated in the legislation, the Parties will:

•                  not share, discuss the content, provide copies, publish or disclose in any other form to third parties Confidential information without the prior written consent of the other Party. The written consent is not required if disclosure to the state authorities authorized to request such information is required by law, on the basis of the duly executed request to provide such information, judicial bodies and representatives of the appropriate Party for the purpose of defending and exercising rights under this Award Agreement (in all abovementioned cases- without notifying the other party);

•                  take all measures and use all legal means for protecting Confidential information and avoiding its unauthorized disclosure;

•                  use Confidential information only for purposes of implementing the Award Agreement;

•                  not disclose to third parties the fact of the transfer or obtaining of Confidential information.

The Participant agrees to keep the existence and terms of this Award Agreement strictly confidential and will not divulge such terms to any person, except for members of his immediate family, and any advisors consulted by the Participant for legal, financial or tax advice in respect of this Award Agreement and/or assistance in ensuring compliance with the terms herein.

13.                                  Governing Law. This Award Agreement shall be interpreted under and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

14.                                  Notices.  All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three (3) Business Days after they have been mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:	Luxoft Holding, Inc.
24 De Castro Street, Wickhams Cay I
Road Town, Tortola
British Virgin Islands
Attention: Director

If to you:	Your address as reflected in the payroll records of the Company

The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above.

15.                                  Headings. Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision thereof.

16.                                  Amendment. The Administrator may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair your rights under this Award Agreement shall not to that extent be effective without your consent (it being understood, notwithstanding the foregoing proviso, that this Award Agreement and the Options shall be subject to the provisions of Section 7 of the Plan).

17.                                  Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

18.                                  Waiver. No failure or delay by any party hereto in exercising any right or remedy provided by law or under or pursuant to this Award Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

19.                                  Change of Control. In the event of a Change of Control (as defined in the Plan), the Options granted to the Participant under this Award Agreement shall be treated as provided in Section 6 of the Plan.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement as of the date first written above.

LUXOFT HOLDING, INC.

By:

[Name of grantee]

Exhibit

LUXOFT HOLDING, INC.

FORM OF RESTRICTED SHARE AWARD AGREEMENT

RESTRICTED SHARE AWARD AGREEMENT UNDER THE LUXOFT HOLDING, INC. STOCK PLAN dated as of June      , 2012 between Luxoft Holding, Inc., a British Virgin Islands company (the “Company”), and [Name of Participant].

This Restricted Share Award Agreement (the “Award Agreement”) sets forth the terms apd conditions of an award of                        shares (the “Award”) of the ordinary (common) shares no par value in the capital of the Company (the “Shares”), that are subject to certain restrictions on transfer and risks of forfeiture and other terms and conditions specified herein (“Restricted Shares”) and that are granted to you under the Luxoft Holding, Inc. Stock Plan (the “Plan”) (a copy of which is attached hereto).

THIS AWARD IS SUBJECT TO ALL TERMS AND CONDITIONS OF THE PLAN AND THIS AWARD AGREEMENT. BY SIGNING YOUR NAME BELOW, YOU WILL HAVE CONFIRMED YOUR ACCEPTANCE OF THE TERMS AND CONDITIONS OF THIS AWARD AGREEMENT.

1.                                          The Plan. This Award is made pursuant to the Plan, all the terms of which are hereby incorporated in this Award Agreement. In the event of any conflict between the terms of the Plan and the terms of this Award Agreement, the terms of this Award Agreement shall govern.

2.                                          Definitions. Capitalized terms used in this Award Agreement that are not defined in this Award Agreement have the meanings as used or defined in the Plan. As used in this Award Agreement, the following terms have the meanings set forth below:

“Business Day” means a day that is not a Saturday, a Sunday or a day on which banking institutions are legally permitted to be closed in the State of New York, USA, and in the British Virgin Islands.

“Key Performance Indicators” means, collectively:

(i)                                     revenue of the consolidated statement of income of the Company for the fiscal year ended March 31, 2014 of the Company established by the Board for the purposes of the Plan, in the amount of $464,800,000; and

(ii)                                  EBITDA of the consolidated statement of income of the Company for the fiscal year ended March 31, 2014 of the Company established by the Board for the purposes of the Plan, in the amount of $83,700,000.

“Transfer”, with respect to the Shares of the Company, means to sell, mortgage, pledge, charge, hypothecate or otherwise transfer such Shares.

“Vesting Date” means the date on which your rights with respect to all or a portion of the Restricted Shares subject to this Award Agreement may become fully vested, and the restrictions set forth in this Award Agreement with respect to such Restricted Shares may lapse, as provided in Section 4(a) of this Award Agreement.

3.                                          Conditions to Vesting of the Restricted Shares. The vesting of the Restricted Shares listed in Part 4 of the Vesting Schedule in Section 4 below, are subject to the Company achieving the Key Performance Indicators. If the Company does not achieve the Key Performance Indicators, your right with respect to the Restricted Shares listed in Part 4 below shall case (collectively, “Unvested Shares”). Upon request of the Company, you will promptly deliver the share certificates evidencing Unvested Shares to the Company, and the Company may, in its sole discretion, hold as treasury shares, cancel or determine other appropriate action regarding such Unvested Shares.

4.                                          Vesting and Delivery. (a)     Vesting. Subject to the conditions set forth in Section 3 above, on each Vesting Date set forth below, your rights with respect to the number of Restricted Shares subject to this Award Agreement that correspond to the corresponding Vesting Date, as specified in the chart below, shall become vested, and the restrictions set forth in this Award Agreement with respect to such Restricted Shares shall lapse, provided that you must be employed by the Company or an Affiliate on the relevant Vesting Date in order for your rights with respect to the applicable portion of the Restricted Shares to become vested and the applicable restrictions to lapse, except as otherwise determined by the Administrator in its sole discretion or as otherwise provided in your employment agreement or other agreement.

Part	Vesting Date	Aggregate Percentage Vested		Aggregate Number of Restricted Shares Vested
Part 1	June 15, 2012	[ ]	%	[ ]
Part2	June 15, 2013	[ ]	%	[ ]
Part 3	June 15, 2014	[ ]	%	[ ]
Part4	June 15, 2014	[ ]	%	[ ]
TOTAL:				[ ]

(b)                                     Delivery of Shares.  On or following the date of this Award Agreement, certificates issued in respect of Restricted Shares shall be registered in your name and deposited by you, together with a stock power endorsed in blank, with the Company or such other custodian as may be designated by the Administrator or the Company, and shall be held by the Company or other custodian, as applicable, until such time, if any, as your rights with respect to such Restricted Shares become vested. Upon the vesting of your rights with respect to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to you or your legal representative.

5.                                          Forfeiture; No Right to Transfer Unvested Shares. (a) Unless the Administrator determines otherwise and unless otherwise stated in the Plan or this Award Agreement, if your rights with respect to any Restricted Shares awarded to you pursuant to this Award Agreement have not become vested prior to the date on which you separate from service from the Company and its Affiliates for any reason, your rights with respect to such Restricted Shares shall immediately terminate, and you will not be entitled to any further payments or benefits with respect thereto. By execution of this Award Agreement in the space provided below, Participant hereby agrees not to Transfer any Restricted Shares unless and until they have become vested, and thereafter to Transfer the same only in compliance with the Plan, this Award Agreement, the Shareholders Agreement, the Articles and the applicable securities laws.

(b)                                     If the Participant’s participation in the Plan is terminated for Cause, the Administrator in its discretion may determine that (i) the Participant will be entitled to retain the Restricted Shares awarded to the Participant hereunder up ·to the date of termination of participation in the Plan (the “Termination Date”); or (ii) the Restricted Shares awarded to the Participant pursuant to this Award Agreement by the Termination Date shall be subject to buy back in accordance with Section 6 of this Award Agreement; provided that, in each case the rights of the Participant with respect to the Restricted Shares awarded to the Participant pursuant to this Award Agreement that have not become vested prior to the Termination Date, shall immediately terminate, and the Participant will not be entitled to any further payments or benefits with respect thereto.

(c)                                      If at any time the participation by the Participant in the Plan is terminated based on Acceptable Termination Grounds, (i) the Participant shall retain the vested Restricted Shares awarded thereto pursuant to this Award Agreement, and (ii) the Participant’s rights to unvested Restricted Shares or any future Awards under the Plan shall immediately terminate, and the Participant will not be entitled to any further payments or benefits with respect thereto.

6.                                          Buy-Back.

6.1                                   If the Administrator determines that the Participant’s participation in the Plan was terminated for Cause (as defined in the Plan or as set forth in Section 6(b)(ii) above), the Company may, in its discretion, require the Participant to offer to sell to the Company the Participant’s vested Restricted Shares awarded thereto under this Award Agreement, at a Nominal Value. If the Company elects to do so, the Company shall deliver to the Participant a transfer notice (a “Deemed Transfer Notice”) to the Participant and the Participant shall so sell to the Company:

(i)                                  all vested Restricted Shares held by the Participant;

(ii)                               all Shares of the Company acquired by the Participant after delivery thereto of the Deemed Transfer Notice (collectively, the “Transferred Shares”).

6.2                                    Completion of the sale and purchase of the Shares under this Section 6 shall take place within ninety (90) days of the Deemed Transfer Notice.

6.3                                    In the event that circumstances described m Section 6.1 shall occur, then:

(i)                                          any transfer notice previously issued or deemed issued to the Participant in relation to his Shares shall immediately be cancelled (unless all the Shares subject to it have already been sold) and no further transfer notice shall be issued or deemed to be issued in respect of such Shares (except for Deemed Transfer Notice under Section 6.1 of this Award Agreement); and

(ii)                                       none of the Shares which are the subject of the Deemed Transfer Notice shall entitle the transferor of such Shares to receive notice of, attend or vote at any general meeting of the Company or meeting of the holders of Shares of the same class and such Shares shall not be counted in determining the total number of votes which may be cast at any such meeting or for the purposes of a written resolution of any members or class of members.

6.4                                    If a Participant fails to transfer any Shares the subject of a Deemed Transfer Notice when required pursuant to Section 6.1 of this Award Agreement, the Board may authorize any person (who shall be deemed to be the attorney of the Participant for that purpose) to execute the necessary transfer of such Shares and deliver the relevant documents to the Company on behalf of this Participant. The Company may deliver the purchase money for the relevant Shares through such person and shall, upon receipt of the duly stamped transfer, register the transfer of the Shares and thereupon hold them as treasury shares, cancel or determine other appropriate action regarding such shares; and thereafter the validity of such transfer shall not be questioned by any person or entity. The Company may hold the purchase money in a separate bank account on trust for the Participant but shall not required to earn or pay interest on any money so held. After the name of the SPV has been entered in the register of members in purported exercise of the power conferred by this Section 6.4, the validity of that exercise shall not be questioned by any person.

7.                                           Certain Covenants and Agreements of the Participant. In consideration of receiving an Award, the Participant hereby covenants and agrees with the Company as follows:

7.1                                     Taxation. This Award Agreement is not a contract of employment and accordingly the Participant shall be fully responsible for any personal income tax to be paid under the applicable legislation and any other liability, deduction, assessment or claim arising from or made in connection with this Award Agreement, where such recovery is not prohibited by applicable law.

7.2                                     Employment. Nothing in this Award Agreement shall render the Participant the Company’s employee. This Award Agreement shall not in any way alter the Participant’s employment status with any company within the Group or guarantee employment for any period of time, and it does not establish or construe any part of employment relations between the Participant and the Company.

7.3                                     Non-Compete. The Participant agrees and undertakes to the Company that he will not, during the period of his employment with the relevant company within the Group, and for the period of one (1) year following the termination of his employment with the relevant company within the Group, by himself or, through his employees or agents or otherwise and whether directly or indirectly or on his own behalf or on behalf of any person or entity, do any of the activities set out in the Non-Compete Agreement.

7.4                                     Consequences of Termination on Unacceptable Termination Grounds. If the Participant will be assessed by the Administrator as the Participant whose participation in the Plan was terminated for Cause, the Participant hereby agrees that the Restricted Shares awarded thereto under this Award Agreement shall be subject to the application of Section 5(b) of this Award Agreement.

8.                                           Termination of this Award Agreement. This Award Agreement shall terminate in the event of termination of the employment between the relevant company within the Group and the Participant. In this event the termination date of this Award Agreement shall be the last working day of the Participant with the relevant company within the Group. The following provisions of this Award Agreement shall survive termination of this Award Agreement: Sections 7.1, 5(c), 6 and 14nzi-21.

9.                                           Voting Rights; Dividend Equivalents. Prior to the date on which your rights with respect to a Restricted Share have become vested, and the restrictions set forth in this Award Agreement with respect to such Restricted Share have lapsed (each such date, a “Vested Date”), you shall not be entitled to exercise voting rights with respect to such Restricted Share and shall not be entitled to receive dividends or other distributions with respect thereto. On and after the Vested Date, you shall hold such voting rights as are applicable to such Restricted Shares issued to you pursuant to the Plan and this Award Agreement under British Virgin Islands law. On and after the Vested Date, you shall have the right to receive dividends on any Shares issued pursuant to the Plan, provided that any such dividends or distributions paid in shares of the Company’s Shares shall constitute Restricted Shares and be subject to all of the same restrictions as the Restricted Shares with respect to which they were paid.

10.                                    Non-Transferability. Unless otherwise provided by the Administrator in its discretion, Restricted Shares may not be sold, assigned, alienated, transferred, pledged, attached or otherwise encumbered except as provided in Section 8.1 of the Plan. Any purported sale, assignment, alienation, transfer, pledge, attachment or other encumbrance of a Restricted Share in violation of the provisions of this Section 6 and Section 8.1 of the Plan shall be void.

11.                                    Withholding, Consents and Legends. (a)     Withholding. The delivery of Share certificates pursuant to Section 3(b) of this Award Agreement IS conditioned on satisfaction of any applicable withholding taxes in accordance with the Plan.

(b)                                 Consents. Your rights in respect of the Restricted Shares are conditioned on the receipt to the full satisfaction of the Administrator of any required consents that the Administrator may determine to be necessary or advisable (including, without limitation, your consenting to the Company’s supplying to any third-party record keeper of the Plan such personal information as the Administrator deems advisable to administer the Plan).

(c)                                  Legends. The Company may affix to certificates for Shares issued pursuant to this Award Agreement any legend that the Administrator determines to be necessary or advisable (including to reflect any restrictions to which you may be subject under any applicable securities laws). The Company may advise the applicable transfer agent to place a stop order against any legended Shares.

12.                                 Successors and Assigns of the Company. The terms and conditions of this Award Agreement shall be binding upon and shall inure to the benefit of the Company and its successors and assigns.

13.                                 Administrator Discretion. The Administrator shall have full and plenary discretion with respect to any actions to be taken or determinations to be made in connection with this Award Agreement, and its determinations shall be final, binding and conclusive.

14.                                 Confidentiality. The parties hereto undertake to observe confidentiality in all matters related to this Award Agreement and their performance hereunder.

Confidential information shall be any information transferred or disclosed by any of the Parties to the other-in the course of performance of this Award Agreement. This clause shall not apply to information and data which is:

•                  generally available to the public otherwise than through the default of the Participant;

•                  available or becomes available to one Party on a non-confidential basis from a source other than the other Party,

•                  becomes known to one Party independent of any information furnished by one of the other Parties; or

•                  disclosed pursuant to a legal requirement or by an order of the court.

Confidential information can be stated in letters, notices and other documents, both in physical and electronic forms.

Unless otherwise stipulated in the legislation, the Parties will:

•                  not share, discuss the content, provide copies, publish or disclose in any other form to third parties Confidential information without the prior written consent of the other Party. The written consent is not required if disclosure to the state authorities authorized to request such information is required by law, on the basis of the duly executed request to provide such information, judicial bodies and representatives of the appropriate Party for the purpose of defending and exercising rights under this Award Agreement (in all abovementioned cases- without notifying the other party);

•                  take all measures and use all legal means for protecting Confidential information and avoiding its unauthorized disclosure;

•                  use Confidential information only for purposes of implementing the Award Agreement;

•                  not disclose to third parties the fact of the transfer or obtaining of Confidential information.

The Participant agrees to keep the existence and terms of this Award Agreement strictly confidential and will not divulge such terms to any person, except for members of his immediate family, and any advisors consulted by the Participant for legal, financial or tax advice in respect of this Award Agreement and/or assistance in ensuring compliance with the terms herein.

15.                                 Governing Law. This Award Agreement shall be interpreted under and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.

16.                                 Notices. All notices, requests, demands and other communications required or permitted to be given under the terms of this Award Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three (3) Business Days after they have been mailed by U.S. registered mail, return receipt requested, postage prepaid, addressed to the other party as set forth below:

If to the Company:	Luxoft Holding, Inc.
24 De Castro Street, Wickhams Cay I
Road Town, Tortola
British Virgin Islands
Attention: Director

If to you:	Your address as reflected in the payroll records of the Company

The parties may change the address to which notices under this Award Agreement shall be sent by providing written notice to the other in the manner specified above.

17.                                 Headings. Headings are given to the Sections and subsections of this Award Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Award Agreement or any provision thereof.

18.                                 Amendment. The Administrator may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Award Agreement prospectively or retroactively; provided, however, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely impair your rights under this Award Agreement shall not to that extent be effective without your consent (it being understood, notwithstanding the foregoing proviso, that this Award Agreement and the Options shall be subject to the provisions of Section 7 of the Plan).

19.                                 Counterparts. This Award Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

20.                                 Waiver. No failure or delay by any party hereto in exercising any right or remedy provided by law or under or pursuant to this Award Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time, and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

21.                                 Change of Control. In the event of a Change of Control (as defined in the Plan), the Restricted Shares granted to the Participant under this Award Agreement shall be treated as provided in Section 6 of the Plan.

[Signatures Follow]

IN WITNESS WHEREOF, the parties have duly executed this Award Agreement as of the date first written above.

LUXOFT HOLDING, INC.

By:

[Name of grantee]